Exhibit 99.1

PR Contacts:
David Gennarelli	Jennifer Jennings
Investor Relations	Media Relations
NetScreen Technologies, Inc.	NetScreen Technologies, Inc.
(408) 543-8125	(408) 543-8243
dgennarelli@netscreen.com	jjennings@netscreen.com

NetScreen To Acquire Neoteris, SSL VPN Market Leader

Accelerates NetScreen’s Strategy to Drive Application-level Security into the Network Infrastructure

SUNNYVALE, Calif., Oct. 6, 2003 — NetScreen Technologies, Inc. (Nasdaq: NSCN) today announced that it has signed a definitive agreement to acquire Neoteris®, Inc., the market leader in the SSL virtual private network (VPN) product category as well as a leader in the application security gateway market, for approximately $245 million in stock and $20 million in cash at the closing, including assumption of all outstanding Neoteris options. Upon the achievement of certain revenue milestones, NetScreen will pay Neoteris stockholders and optionholders up to an additional $30 million in cash.

Upon close, the acquisition will expand NetScreen’s product portfolio to include Neoteris’ market leading “clientless” SSL VPN remote access solution that enables an enterprise remote user, telecommuter, or extranet partner to easily and securely access corporate resources via a standard Web browser. NetScreen will also leverage Neoteris’ technology and expertise to accelerate the integration of application-level security into the network infrastructure.

Neoteris’ enterprise-class SSL VPN remote access solution complements NetScreen’s current network security product portfolio of hardware-based network security solutions, allowing NetScreen to offer the industry’s broadest range of secure access solutions – spanning enterprise site-to-site, employee remote access and partner extranet communications – and positioning NetScreen to capitalize on the emerging SSL-based remote access market, which research firm Infonetics Research estimates will exceed $600 million by 20061.

“While IPSec is the best technology for site-to-site VPN deployments, we believe Neoteris’ advanced SSL VPN solutions will become the preferred solution for new, and expansion of existing, remote access deployments,” said Robert Thomas, president and CEO of

NetScreen. “This acquisition will not only strengthen our portfolio of end-to-end security offerings, it will allow us to drive adoption of SSL VPN technology as the preferred option for remote access deployments and position NetScreen for success in this growing market.”

Neoteris has more than 550 customers, including large enterprises and organizations, such as Deutsche Bank, Borland Software Corporation, SAS, and others, as well as approximately one million users worldwide.

“Our clientless SSL solution has been well received and adopted by many highly recognized enterprise customers,” said Krishna Kittu Kolluri, president and CEO of Neoteris, who will join NetScreen as general manager responsible for NetScreen’s secure access products. “With NetScreen’s complementary products, growing enterprise customer-base and strong channel, we believe this combination can help increase market success and accelerate customer adoption of our SSL VPN products, as well as our complementary application security gateway solutions.”

In addition to its SSL VPN solutions, Neoteris’ application security gateways will bring to NetScreen’s portfolio new access management functionality, including the ability to implement forms-and header-based Web single sign-on (SSO), password management integration and cross-enterprise online meeting functionality. This will enable NetScreen to capitalize on market opportunities beyond the traditional employee remote access security market and the complementary IPSec VPN, firewall and intrusion detection and prevention markets in which NetScreen currently participates.

Neoteris’ Enterprise-Class SSL VPN Solution

Neoteris’ SSL VPN remote access solution uses a centrally located appliance to provide secure access to corporate resources—such as enterprise applications, email, and files stored on the corporate intranet—without having to deploy and manage a VPN client on each remote device. Since this clientless solution allows enterprise IT departments to offer secure access to a broad array of corporate resources without requiring the replication and deployment of application servers into the demilitarized zone (DMZ), it can significantly reduce deployment time and total cost of ownership for customers.

Numerous independent authorities have recognized Neoteris’ SSL VPN category leadership. For 1H’03, Gartner, Inc., listed Neoteris in the Leader Quadrant in its SSL VPN Magic Quadrant report2, while Frost & Sullivan awarded Neoteris the Market Leadership Award for garnering the

SSL VPN industry’s leading market share in 1H’03. In-Stat/MDR has also named Neoteris as the market share leader in 2002 global SSL VPN product revenue. In addition, Frost & Sullivan named Neoteris the Entrepreneurial Company of the Year Award for 2003. Neoteris has earned more than 12 industry awards in 2003 alone.

Acquisition Details

The closing of the acquisition is subject to customary conditions, including antitrust clearance, and is expected to occur by the end of 2003. NetScreen plans to make Neoteris products available soon after the transaction is completed.

Conference Call

NetScreen will host a public conference call to discuss this transaction today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). A live webcast of the call can be accessed at: http://ir.netscreen.com/ireye/ir_site.zhtml?ticker=nscn&script=2100. A replay of the webcast will be available at the same web address starting approximately two hours after the conclusion of the live webcast and running through October 28, 2003.

Institutional investors and research analysts can access the live conference by calling 877-266-4218 (U.S. and Canada) or +1 706-679-3421 (International). The dial-in numbers for the replay are 800-642-1687 (U.S. and Canada) and +1 706-645-9291 (International). The call’s ID number is: 3199431. The replay will be available starting approximately two hours after the conclusion of the live call and running through October 13, 2003.

About Neoteris

Neoteris, Inc. is the market leader in the SSL VPN product category as well as a leader in the application security gateway market, with more than 550 enterprise customers and approximately one million users worldwide. With its Instant Virtual Extranet platform, Neoteris delivers innovative, best-of-breed security products, including the award-winning Neoteris Access Series™ and the Neoteris Meeting Series™ security appliances. Founded in May 2000, Neoteris is a privately held company backed by Jim Clark, The Barksdale Group, New Enterprise Associates, Battery Ventures, and individual investors. The company is headquartered in Sunnyvale, Calif., and has international offices in Japan, Korea, London, Frankfurt, and Hyderabad, India. Go to www.neoteris.com for more information.

About NetScreen

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen’s innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy to-manage security appliances and systems. NetScreen is located at 805 11th Ave., Sunnyvale,

CA, 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

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Note 1: Infonetics VPN and Firewall Market Share Report 2Q 2003

Note 2: Gartner, Inc. SSL VPN 1H03 Magic Quadrant, John Girard, April 8, 2003.

NetScreen and the NetScreen logo are trademarks of NetScreen Technologies, Inc. in the United States and other countries. Neoteris is a registered trademark, and Neoteris Access Series and Neoteris Meeting Series are trademarks of Neoteris, Inc. Other trademarks are the property of their respective owners.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements containing words such as “will,” “plans,” “can,” “allows,” “intends,” “expects,” “believes” and other statements in the future tense are forward-looking statements. These forward-looking statements include statements concerning market demand for, and customer adoption of, remote access products generally and Neoteris’ products and technology, the benefits and functionality of Neoteris’ and NetScreen’s products and the expected consummation of the acquisition of Neoteris. Actual outcomes and results may differ materially from the expectations contained in these statements due to many risks and uncertainties. These risks and uncertainties include the possibility that the Neoteris acquisition will not be completed for failure to obtain regulatory clearance under the Hart-Scott-Rodino Act or otherwise, unexpected difficulties or costs in integrating the Neoteris business with the NetScreen business, the risk that NetScreen will fail to retain key executives, technical personnel and other employees of Neoteris, or fail to manage relationships with Neoteris’ SSL VPN customers, suppliers and channel partners. In addition, NetScreen faces uncertainties of intellectual property protection, volatility in the Internet infrastructure and networking market, increased competition, long sales cycles and unpredictability of future quarters. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in NetScreen’s Reports on Form 10-K for the year ended September 30, 2002 and Form 10-Q for the period ended June 30, 2003, including information under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at http://www.sec.gov. All statements, including forward-looking statements, made in this press release are made as of the date of this release and NetScreen undertakes no responsibility to update the information in this press release.